Exhibit 99.1

NETSCOUT Reports Second Quarter Fiscal Year 2020 Financial Results

WESTFORD, Mass.--(BUSINESS WIRE)--October 31, 2019--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its second quarter fiscal year 2020 ended September 30, 2019.

“We delivered solid second-quarter results with both non-GAAP revenue and earnings per share performance exceeding the high-end of our expectation,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “A large order in our service provider sector, which was delayed from last quarter, along with strong government spending contributed to our performance for the quarter.”

Commenting on the Company’s plans and outlook for fiscal year 2020, Singhal said, “We are re-affirming our non-GAAP revenue guidance range of $895 million to $915 million and remain committed to managing our cost structure to deliver non-GAAP EPS within our guidance range of $1.45 to $1.50, which has been increased as a result of capital structure management.”

Notable developments and highlights:

  In October, NETSCOUT announced that it will expand upon its previous OEM relationship to become part of the Cisco SolutionsPlus Program. Under this program, Cisco customers will be able to purchase NETSCOUT’s Arbor Sightline and Arbor Threat Mitigation System (TMS) solutions through Cisco’s global price list.
  In September, NETSCOUT announced that it has achieved Federal Information Processing Standard 140-2 (FIPS 140-2) security certification from the National Institute of Standards and Technology (NIST) for its NETSCOUT Arbor™ Threat Analytics (ATA), NETSCOUT Arbor Edge Defense™ (AED), NETSCOUT Arbor Availability Protection System (APS), nGeniusONE™, nGeniusONE for Flows, nGeniusPULSE™ solutions and multiple InfiniStreamNG™ offerings. FIPS 140-2 is a computer security standard that was instituted to protect sensitive, but unclassified U.S. government information. It helps ensure that the highest standards are met to address the security needs of the toughest Federal government environments. As government agencies actively modernize their network security infrastructure, accelerate cloud capabilities, and aggressively defend against cyber-attacks, this certification is critical. It has also become table stakes for many large enterprises and services providers in data-sensitive sectors like healthcare and financial services.
  In late August, NETSCOUT announced it will enable customers to extend their application visibility and troubleshooting to VMware NSX environments with NETSCOUT vSTREAM® technology. This new offering will provide high performance, agent-less and easy to deploy service assurance and application monitoring for VMware NSX users. NETSCOUT is an Advanced VMware Technology Alliance Partner.
  In early August, NETSCOUT announced the findings of its Threat Intelligence Report for the first half of 2019. The report underscores how dramatically the cybercriminal business model has matured into an efficient, global operation and the increasing geographical diversity and proliferation of nation-state Advance Persistent Threats (APT) groups. It reinforces the need for companies to minimize risks by having a better view of the threat landscape.
  In July, NETSCOUT announced the availability of Arbor Threat Analytics (ATA), the industry’s first Network-Based Threat Detection and Analytics Platform to provide complete visibility into today’s multi-cloud environments. The product combines NETSCOUT’s unparalleled access to network intelligence (both on the internet and inside the largest enterprise networks) with its ability to rapidly identify and characterize threats using its extensive experience in traffic monitoring and analytics. As a result, ATA can recognize more threats faster than other tools and can provide rich traffic context for fast triage and forensic investigation. NETSCOUT showcased Arbor Threat Analytics at the annual Black Hat cyber security show in Las Vegas, NV.

Q2 FY20 Financial Results

Total revenue (GAAP) for the second quarter of fiscal year 2020 was $216.4 million, compared with $223.8 million in the same quarter one year ago. Non-GAAP total revenue for the second quarter of fiscal year 2020 was $216.5 million versus $224.0 million in the same quarter one year ago. Second-quarter non-GAAP revenue in fiscal year 2019 included $7.6 million attributable to the handheld network test (HNT) tools business that was divested in mid-September 2018. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2020 was $102.8 million, which was approximately 47% of total revenue. This compares with second-quarter fiscal year 2019 product revenue (GAAP and non-GAAP) of $110.8 million, which was approximately 49% of total revenue. Second-quarter fiscal year 2019 non-GAAP product revenue included $5.4 million associated with the divested HNT tools business.

Service revenue (GAAP) for the second quarter of fiscal year 2020 was $113.6 million, or approximately 53% of total revenue versus service revenue (GAAP) of $113.0 million, or approximately 51% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for fiscal year 2020’s second quarter was $113.7 million, or approximately 53% of total non-GAAP revenue, versus non-GAAP service revenue of $113.3 million, or approximately 51% of total non-GAAP revenue, for the same quarter one year ago. Second-quarter fiscal year 2019 non-GAAP service revenue included $2.2 million associated with the divested HNT tools business.

NETSCOUT’s loss from operations (GAAP) was $7.3 million in the second quarter of fiscal year 2020, compared with a loss from operations (GAAP) of $23.1 million in the comparable quarter one year ago. It should be noted that NETSCOUT’s second quarter fiscal year 2019 loss from operations (GAAP) included a loss on the divestiture of the HNT tools business of $9.2 million. Second-quarter fiscal year 2020 non-GAAP EBITDA from operations was $38.5 million, or 17.8% of non-GAAP quarterly revenue, which compares with $41.2 million, or 18.4% of non-GAAP quarterly revenue in the second quarter of fiscal year 2019. The Company’s second-quarter fiscal year 2020 (GAAP) operating margin was -3.4% versus -10.3% in the prior fiscal year’s second quarter. Second-quarter fiscal year 2020 non-GAAP income from operations was $31.6 million with a non-GAAP operating margin of 14.6%. This compares with second-quarter fiscal year 2019 non-GAAP income from operations of $32.9 million and a non-GAAP operating margin of 14.7%.

Net loss (GAAP) for the second quarter of fiscal year 2020 was $17.5 million, or $0.23 per share (diluted) versus net loss (GAAP) of $26.4 million, or $0.34 per share (diluted), for the second quarter of fiscal year 2019. On a non-GAAP basis, net income for the second quarter of fiscal year 2020 was $21.4 million, or $0.28 per share (diluted), which compares with $20.0 million, or $0.25 per share (diluted), for the second quarter of fiscal year 2019.

As of September 30, 2019, cash and cash equivalents, and short and long-term marketable securities were $307.8 million, compared with $443.2 million as of June 30, 2019 and $487.0 million as of March 31, 2019. During the second quarter of fiscal year 2020, NETSCOUT repurchased 2,863,436 shares of its common stock through its share repurchase program at an average price of $23.34 per share, totaling approximately $66.8 million in the aggregate. In addition, during the second quarter, NETSCOUT repaid $50.0 million of debt and now has $450.0 million outstanding on its $1.0 billion revolving credit facility.

First-Half FY20 Financial Results

  For the first half of fiscal year 2020, total revenue (GAAP) was $402.4 million and non-GAAP total revenue was $402.5 million versus total revenue (GAAP) of $428.9 million and non-GAAP total revenue of $430.0 million for the comparable six-month period of fiscal year 2019. First-half non-GAAP revenue in fiscal year 2019 included $18.0 million attributable to the handheld network test (HNT) tools business that was divested in mid-September 2018. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.
  Product revenue (GAAP) for the first six months of fiscal year 2020 was $178.5 million compared with $207.7 million in the same period one year ago. Non-GAAP product revenue for the first six months of fiscal year 2020 was $178.5 million compared with $208.1 million in the same period of fiscal year 2019. First-half fiscal year 2019 non-GAAP product revenue included $13.4 million associated with the divested HNT tools business.
  First-half fiscal year 2020 service revenue (GAAP) was $224.0 million versus $221.2 million in the same period last year. Non-GAAP service revenue for the first six months of fiscal year 2020 was $224.0 million compared with $221.9 million for the comparable period of fiscal year 2019. First-half fiscal year 2019 non-GAAP service revenue included $4.6 million associated with the divested HNT tools business.
  NETSCOUT’s loss from operations (GAAP) during the first six months of fiscal year 2020 was $31.7 million, compared with a loss from operations of $100.2 million for the comparable six-month period of fiscal year 2019. NETSCOUT’s loss from operations (GAAP) in the first half of fiscal year 2019 includes approximately $45 million in charges associated with the sale of the HNT tools business. The Company’s first-half fiscal year 2020 (GAAP) operating margin was -7.9% versus -23.4% in the comparable period of fiscal year 2019. During the first two quarters of fiscal year 2020, the Company’s non-GAAP EBITDA from operations was $57.4 million, or 14.3% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $56.6 million, or 13.2% of non-GAAP total revenue, in the first six months of fiscal year 2019. The Company’s non-GAAP income from operations for the first half of fiscal year 2020 was $43.7 million with a non-GAAP operating margin of 10.9%, compared with non-GAAP income from operations for the same period of fiscal year 2019 of $40.3 million and a non-GAAP operating margin of 9.4%.
  For the first six months of fiscal year 2020, NETSCOUT’s net loss (GAAP) was $46.8 million, or $0.61 per share (diluted) compared with a net loss of $88.9 million, or $1.12 per share (diluted) in the same six-month period one year ago. NETSCOUT’s net loss (GAAP) in the first half of fiscal year 2019 includes approximately $45 million in charges associated with the sale of the HNT tools business. Non-GAAP net income for the first half of fiscal year 2020 was $27.0 million, or $0.35 per share (diluted) versus non-GAAP net income for the same period of fiscal year 2019 of $22.1 million, or $0.27 per share (diluted).

Guidance:

NETSCOUT’s fiscal year 2020 guidance, originally issued in May 2019 and re-affirmed in August 2019, is unchanged for revenue and updated for earnings per share to reflect benefits associated with recent share repurchases and capital structure changes. The Company’s guidance for fiscal year 2020 is now as follows:

  NETSCOUT continues to expect GAAP and non-GAAP revenue to range from $895 million to $915 million in fiscal year 2020 with organic revenue growth (which excludes the $18.0 million in HNT tools revenue from fiscal year 2019) in the low single digit range.
  The Company’s fiscal year 2020 GAAP net income per share (diluted) is now expected to range from $0.05 to $0.10. NETSCOUT’s fiscal year 2020 non-GAAP net income per share (diluted) performance is now expected to range from $1.45 to $1.50.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its second-quarter fiscal year 2020 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ220. A replay of the call will be available after 12:00 p.m. ET on October 31, 2019 for approximately one week. The number for the replay is (800) 374-0934 for U.S./Canada and (402) 220-0680 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, certain expenses related to acquisitions including depreciation cost, and adds back transitional service agreement income. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, restructuring charges, intangible asset impairment charges, loss on divestiture, costs related to new accounting standard implementation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs while adding back transitional service agreement income. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, and also removes changes in contingent consideration, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release. NETSCOUT also references organic non-GAAP revenue, which includes all of the aforementioned revenue adjustments for non-GAAP revenue and also removes revenue associated with the HNT tools business for comparability purposes with the Company’s quarterly and year-to-date fiscal year 2019 results.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the financial guidance for NETSCOUT constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and the Company’s subsequent Quarterly Report on Form 10-Q, all of which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2019 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC. Condensed Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Product	$102,775	$110,753	$178,494	$207,680
Service	113,646	113,044	223,951	221,228
Total revenue	216,421	223,797	402,445	428,908

Cost of revenue:
Product	29,368	34,492	56,303	67,457
Service	29,764	29,488	57,572	58,550
Total cost of revenue	59,132	63,980	113,875	126,007

Gross profit	157,289	159,817	288,570	302,901

Operating expenses:
Research and development	50,058	55,959	93,785	111,422
Sales and marketing	73,067	72,051	146,592	150,183
General and administrative	25,177	25,294	47,388	51,353
Amortization of acquired intangible assets	16,132	17,981	32,275	41,446
Impairment of intangible assets	-	-	-	35,871
Loss on divestiture	-	9,177	-	9,177
Restructuring charges	150	2,472	273	3,619

Total operating expenses	164,584	182,934	320,313	403,071

Loss from operations	(7,295)	(23,117)	(31,743)	(100,170)
Interest and other expense, net	(3,616)	(5,946)	(8,015)	(10,639)

Loss before income tax expense (benefit)	(10,911)	(29,063)	(39,758)	(110,809)
Income tax expense (benefit)	6,561	(2,635)	7,057	(21,877)
Net loss	$(17,472)	$(26,428)	$(46,815)	$(88,932)

Basic net loss per share	$(0.23)	$(0.34)	$(0.61)	$(1.12)
Diluted net loss per share	$(0.23)	$(0.34)	$(0.61)	$(1.12)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	75,687	78,631	76,490	79,490
Net loss per share - diluted	75,687	78,631	76,490	79,490

NETSCOUT SYSTEMS, INC. Consolidated Balance Sheets (In thousands)

	September 30, 2019	March 31, 2019
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$300,193	$485,976
Accounts receivable and unbilled costs, net	202,288	235,318
Inventories	26,195	26,270
Prepaid expenses and other current assets	44,318	53,658

Total current assets	572,994	801,222

Fixed assets, net	58,505	58,951
Goodwill and intangible assets, net	2,344,161	2,384,603
Long-term marketable securities	7,630	1,012
Operating lease right-of-use assets	65,118	-
Other assets	20,966	24,206

Total assets	$3,069,374	$3,269,994

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$34,855	$24,582
Accrued compensation	50,202	58,501
Accrued other	20,740	24,345
Current portion of operating lease liabilities	10,533	-
Deferred revenue and customer deposits	234,229	272,508

Total current liabilities	350,559	379,936

Other long-term liabilities	7,199	19,493
Deferred tax liability	120,895	124,229
Accrued long-term retirement benefits	35,332	36,284
Long-term deferred revenue	97,013	94,619
Operating lease liabilities, net of current portion	68,112	-
Long-term debt	450,000	550,000

Total liabilities	1,129,110	1,204,561

Stockholders' equity:
Common stock	122	120
Additional paid-in capital	2,863,003	2,828,922
Accumulated other comprehensive loss	(3,699)	(2,639)
Treasury stock, at cost	(1,230,440)	(1,119,063)
Retained earnings	311,278	358,093

Total stockholders' equity	1,940,264	2,065,433

Total liabilities and stockholders' equity	$3,069,374	$3,269,994

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures (In thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Six Months Ended September 30,
	2019	2018	2019	2019	2018

Product Revenue (GAAP)	$102,775	$110,753	$75,719	$178,494	$207,680
Product deferred revenue fair value adjustment	-	-	-	-	391
Non-GAAP Product Revenue	$102,775	$110,753	$75,719	$178,494	$208,071

Service Revenue (GAAP)	$113,646	$113,044	$110,305	$223,951	$221,228
Service deferred revenue fair value adjustment	48	243	48	96	714
Non-GAAP Service Revenue	$113,694	$113,287	$110,353	$224,047	$221,942

Revenue (GAAP)	$216,421	$223,797	$186,024	$402,445	$428,908
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	243	48	96	714
Non-GAAP Revenue	$216,469	$224,040	$186,072	$402,541	$430,013

Gross Profit (GAAP)	$157,289	$159,817	$131,281	$288,570	$302,901
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	243	48	96	714
Share-based compensation expense (1)	2,187	2,389	1,734	3,921	3,988
Amortization of acquired intangible assets (2)	6,225	7,731	6,230	12,455	16,133
Acquisition related depreciation expense (6)	6	17	13	19	50
Transitional service agreement income (7)	-	2	-	-	2
Non-GAAP Gross Profit	$165,755	$170,199	$139,306	$305,061	$324,179

Loss from Operations (GAAP)	$(7,295)	$(23,117)	$(24,448)	$(31,743)	$(100,170)
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	243	48	96	714
Share-based compensation expense (1)	15,857	17,418	12,743	28,600	30,383
Amortization of acquired intangible assets (2)	22,357	25,712	22,373	44,730	57,579
Business development and integration expense (3)	39	366	(21)	18	385
New standard implementation expense (4)	-	54	9	9	816
Compensation for post-combination services (5)	135	169	193	328	618
Restructuring charges	150	2,472	123	273	3,619
Impairment of intangible assets	-	-	-	-	35,871
Acquisition related depreciation expense (6)	69	164	121	190	662
Loss on divestiture	-	9,177	-	-	9,177
Transitional service agreement income (7)	275	219	909	1,184	219
Non-GAAP Income from Operations	$31,635	$32,877	$12,050	$43,685	$40,264

Net Loss (GAAP)	$(17,472)	$(26,428)	$(29,343)	$(46,815)	$(88,932)
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	243	48	96	714
Share-based compensation expense (1)	15,857	17,418	12,743	28,600	30,383
Amortization of acquired intangible assets (2)	22,357	25,712	22,373	44,730	57,579
Business development and integration expense (3)	39	366	(21)	18	385
New standard implementation expense (4)	-	54	9	9	816
Compensation for post-combination services (5)	135	169	193	328	618
Restructuring charges	150	2,472	123	273	3,619
Impairment of intangible assets	-	-	-	-	35,871
Acquisition related depreciation expense (6)	69	164	121	190	662
Loss on divestiture	-	9,177	-	-	9,177
Change in contingent consideration	(6)	-	523	517	-
Income tax adjustments (8)	181	(9,367)	(1,175)	(994)	(29,229)
Non-GAAP Net Income	$21,358	$19,980	$5,594	$26,952	$22,054

Diluted Net Loss Per Share (GAAP)	$(0.23)	$(0.34)	$(0.38)	$(0.61)	$(1.12)
Share impact of non-GAAP adjustments identified above	0.51	0.59	0.45	0.96	1.39
Non-GAAP Diluted Net Income Per Share	$0.28	$0.25	$0.07	$0.35	$0.27

Shares used in computing non-GAAP diluted net income per share	76,310	79,363	78,487	77,387	80,385

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued (In thousands) (Unaudited)

		Three Months Ended September 30,		Three Months Ended June 30,	Six Months Ended September 30,
		2019	2018	2019	2019	2018

(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$345	$544	$267	$612	$813
	Cost of service revenue	1,842	1,845	1,467	3,309	3,175
	Research and development	4,820	5,414	3,819	8,639	9,565
	Sales and marketing	5,288	6,043	4,135	9,423	10,402
	General and administrative	3,562	3,572	3,055	6,617	6,428
	Total share-based compensation expense	$15,857	$17,418	$12,743	$28,600	$30,383

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$6,225	$7,731	$6,230	$12,455	$16,133
	Operating expenses	16,132	17,981	16,143	32,275	41,446
	Total amortization expense	$22,357	$25,712	$22,373	$44,730	$57,579

(3)	Business development and integration expense included in these amounts is as follows:
	Research and development	$-	$356	$43	$43	$356
	General and administrative	39	10	(64)	(25)	29
	Total business development and integration expense	$39	$366	$(21)	$18	$385

(4)	New standard implementation expense included in these amounts is as follows:
	General and administrative	$-	$54	$9	$9	$816
	Total new standard implementation expense	$-	$54	$9	$9	$816

(5)	Compensation for post-combination services included in these amounts is as follows:
	Research and development	$135	$148	$193	$328	$533
	Sales and marketing	-	7	-		19
	General and administrative	-	14	-		66
	Total compensation for post-combination services	$135	$169	$193	$328	$618

(6)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$4	$11	$10	$14	$24
	Cost of service revenue	2	6	3	5	26
	Research and development	48	115	83	131	421
	Sales and marketing	9	13	10	19	56
	General and administrative	6	19	15	21	135
	Total acquisition related depreciation expense	$69	$164	$121	$190	$662

(7)	Transitional service agreement income included in these amounts is as follows:
	Cost of service revenue	$-	$2	$-	$-	$2
	Research and development	10	23	102	112	23
	Sales and marketing	42	50	126	168	50
	General and administrative	223	144	681	904	144
	Other Income (expense), net	(275)	(219)	(909)	(1,184)	(219)
	Total transitional service agreement income	$-	$-	$-	$-	$-

(8)	Total income tax adjustment included in these amounts is as follows:
	Tax effect of non-GAAP adjustments above	$181	$(9,367)	$(1,175)	$(994)	$(29,229)
	Total income tax adjustments	$181	$(9,367)	$(1,175)	$(994)	$(29,229)

NETSCOUT SYSTEMS, INC. Reconciliation of GAAP Revenue to Non-GAAP Organic Revenue (In thousands) (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018

GAAP Product Revenue	$102,775	$110,753	$178,494	$207,680
Adjustments	-	-	-	391
Non-GAAP Product Revenue	$102,775	$110,753	$178,494	$208,071
HNT Tools Product Revenue	-	(5,423)	-	(13,430)
Organic Non-GAAP Product Revenue	$102,775	$105,330	$178,494	$194,641

GAAP Service Revenue	$113,646	$113,044	$223,951	$221,228
Adjustments	48	243	96	714
Non-GAAP Service Revenue	$113,694	$113,287	$224,047	$221,942
HNT Tools Service Revenue	-	(2,145)	-	(4,555)
Organic Non-GAAP Service Revenue	$113,694	$111,142	$224,047	$217,387

GAAP Revenue	$216,421	$223,797	$402,445	$428,908
Adjustments	48	243	96	1,105
Non-GAAP Revenue	$216,469	$224,040	$402,541	$430,013
HNT Tools Revenue	-	(7,568)	-	(17,985)
Organic Non-GAAP Revenue	$216,469	$216,472	$402,541	$412,028

NETSCOUT SYSTEMS, INC. Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA (In thousands) (Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Six Months Ended September 30,
	2019	2018	2019	2019	2018

Income (loss) from operations (GAAP)	$(7,295)	$(23,117)	$(24,448)	$(31,743)	$(100,170)
Previous adjustments to determine non-GAAP income from operations	38,930	55,994	36,498	75,428	140,434
Non-GAAP Income from operations	31,635	32,877	12,050	43,685	40,264

Depreciation excluding acquisition related	6,905	8,335	6,841	13,746	16,317

Non-GAAP EBITDA from operations	$38,540	$41,212	$18,891	$57,431	$56,581

NETSCOUT SYSTEMS, INC Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance (Unaudited) (In millions, except net income per share - diluted)

	FY'19	FY'20
GAAP revenue	$909.9	~$895 million to ~$915 million
Deferred service revenue fair value adjustment	$1.2	Less than $1 million
Deferred product revenue fair value adjustment	$0.4	-
Non-GAAP revenue	$911.5	~$895 million to ~$915 million

HNT Tools Revenue	$(18.0)	-
Organic non-GAAP revenue	$893.5	~$895 million to ~$915 million

	FY'19	FY'20
GAAP Net Income (Loss)	$(73.3)	~$4 million to ~$8 million
Deferred service revenue fair value adjustment	$1.2	Less than $1 million
Deferred product revenue fair value adjustment	$0.4	-
Amortization of intangible assets	$105.5	~$90 million
Share-based compensation expenses	$56.3	~$50 million
Business development & integration expenses*	$2.5	~$1 million to $2 million
New accounting standard implementation	$0.9	-
Restructuring costs	$18.7	Less than $1 million
Impairment of Intangibles	$35.9	-
Loss on divestiture	$9.5	-
Change in contingent consideration	$1.5	-
Total Adjustments	$232.4	~$141 million to ~$142 million
Related impact of adjustments on income tax	$(49.9)	(~$34 million)
Non-GAAP Net Income	$109.2	~$111 million to ~$115 million

GAAP net income (loss) per share (diluted)	$(0.93)	~$0.05 to ~$0.10
Non-GAAP net income per share (diluted)	$1.38	~$1.45 to ~$1.50

Average Weighted Shares Outstanding (diluted GAAP)	78.6	76.7 million
Average Weighted Shares Outstanding (diluted Non-GAAP)	79.3	76.7 million
*Business development & integration expenses include compensation for post-combination services and acquisition-related depreciation expense

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com